Exhibit 4.6
·COLE · ADDITIONAL [NVESTMENT SUBSCRIPTION REAL ESTATE INVESTMENTS’ AGREEMENT FOR THE PURCHASE OF COMMON STOCK DST SYSTEMS, INC. [ P: 866.907.2653 Cole Credit Property Trust III, Inc. Prospectus dated May 1, 2011 Cole Corporate Income Trust, Inc. Prospectus dated May 1, 2011 This form may be used by any current Investor (the “Investor”) in the Cole Real Estate Investment Trust(s) (“Cole REIT(s)”) listed below, who desires to purchase additional shares of the same Cole REIT(s) and who purchased their shares directly from the Cole REITCs). Investors who acquired shares other lhan through use of a Subscription Agreement (e.g., through a transfer of ownership or TOO) and who wish to make additional investments must complete the Cole REITCs) Subscription Agreement. Part A Investment (a completed Subscription Agreement is required for each initial and additional investment) 1. This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) (“Cole REIT(s)”) listed below (investors should not sign this Agreement for either offering unless they have received a Prospectus for both offerings): a, 0 $ COLE CREDIT PROPERTY TRUST III, INC. 0 Amount is estimated Current Acct. # _ b. 0 $ COLE CORPORATE INCOME TRUST, INC. 0 Amount is estimated Current Acct. # _ 2. Payment will be made with: 0 Enclosed check (make check payable to Cole REIT (non-qualified) or Custodian (qualified)) o Funds Wired D Funds to Follow 3. For purchases without selling commissions, please designate below, as applicable: o RIA Account Purchase D Registered Representative Purchase D Cole Employee or Affiliate Part B Investor Information (or Trustees ir applicable) Investor Name _ Co-Investor Name (if applicable) Mailing Address _ City State Zip _ Mailing Address _ Phone Business Phone _ City State Zip _ Email Address _ Phone Business Phone _ Social Security or Tax 10 # _ Email Address _ Date of Birth _ Social Security or Tax ID # _ Street Address (if different address address is Date of Birth _ from mailing or mailing a PO Box): City State Zip _ Volume Discounts Simultaneous investments are being made by the same “purchaser” (as defined in a Cole REIT Prospectus) through the same broker-dealer in this account and the following Cole REIT accounts: o Name of Cole REIT: _ Social Security # or Tax 10 #: _ o Name of Cole REIT: _ Social Security # or Tax 10 #: _ SUBSTITUTE W-9: I HEREBY CERTIFY under penalty or perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person. Notice is hereby given to each subscriber that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933 and any state securities laws. A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectuses for the Cole REIT(s) identified by their signature(s) below. If a subscriber’s subscription is accepted, the applicable Cole REIT(s) will send the subscriber confirmation of their purchase after they have been admitted as an investor. I/we rurther acknowledge that I/we have five business days from the date of this agreement to cancel the purchase of the shares upon written notice to the Cole REIT(s), identified by my (our) signature(s) below, at the address referenced below. A sale of the shares will not be deemed complete until such five business day period has expired. Cole Credit Property Trust III, Inc ..: Cole Credit Income Trust, Inc.: Investor’s Signature Date Investor’s Signature Date Co-Investor’s Signature Date Co-Investor’s Signature Date Custodian Signature Date Custodian Signature Date Part c Registered Representative or Advisor (to be completed by selling Registered Representative or Advisor) Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation, Cole Credit Property Trust Ill, Inc. and/or Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the subscriber is a suitable and appropriate investment for this subscriber. Registered Representative or Advisor Name of Broker-Oealer _ Rep/Advisor 1011 Broker-Dealer 10# _ Signature Signature’ _

Part D Investor(s) Signatures (lnvestor(s) must initial each of sections 1-4 and those sections of 5-12 as appropriate) I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and!or represent the following: Cole Credit Property Trust Ill, Inc. —11__ 1. 1(we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust III, Inc. —11__ 2. Excluding home, home furnishings and automobiles, 1(we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net wo~th of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary acc’ount or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares. —1__ 3. I am (we are) purchasing the shares for my (our) own account, or if 1am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement! Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). —1__ 4. I (we) acknowledge that the shares are not liquid. —1__ 5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in the Cole REIT(s) and similar programs. —1__ 6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in the Cole REIT(s) does not exceed ten percent (1 0%) of my (our) net worth. —1__ 7. For Iowa and Ohio r.esidents: My (our) investment in the Cole REIT(s) and its affiliates does not exceed 10% of my (our) liquid net worth. -1__ 8. For Kansas and Massachusetts residents: 1(we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in the Cole REIT(s) and the securities of similar direct participation programs. —1__ 9. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Cole REIT(s). —1__ 10. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in the Cole REIT(s) and its affiliates does not n exceed ten percent (1 0%) of my (our) net worth. —1__ 11 . For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition,my (our) investment in the Cole REIT(s) does not exceed 10% of my (our) net worth. —1__ 12. For North Dakota residents: My (our) liquid net worth is at least ten times my (our) investment in the Cole REIT(s) and its affiliates. Cole Corporate Income Trust, Inc. —11__ 1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Corporate Income Trust, Inc. —1__ 2. Excluding home, home furnishings and autom obiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares. —1__ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement! Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). —1__ 4. I (we) acknowledge that the shares are not liquid. —1__ 5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in the Cole REIT(s) and similar programs. —1__ 6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in the Cole REIT(s) does not exceed ten percent (10%) of my (our) net worth. -1__ 7. For Iowa and Ohio residents: My (our) investment in the Cole REIT(s) and its affiliates does not exceed 10% of my (our) liquid net worth. —1— 8. For Kansas and Massachusetts residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) Illiquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in the Cole REIT(s) and the securities of similar direct participation programs. —1__ 9. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Cole REIT(s). —1__ 10. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in the Cole REIT(s) and its affiliates does not exceed ten percent (10%) of my (our) net worth. —1__ 11. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in the Cole REIT(s) does not exceed 10% of my (our) net worth. —1__ 12. For North Dakota residents: My (our) liquid net worth is at least ten times my (our) investment in the Cole REIT(s) and its affiliates. Via Regular Mail: Cole REIT Via Overnight/Express Mail: Cole REIT DST Systems, Inc. DST Systems, Inc. P.O. Box 219312 430 West 7th Street Kansas City, MO 64121-9312 Kansas City, MO 64105 © 201 1 Cole Capital Advisors, Inc. All right.’i reserved